UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2024

PERMIAN RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 N. Marienfeld St., Suite 1000

Midland, Texas 79701

(Address of Principal Executive Office) (Zip Code)

(432) 695-4222

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Concurrently with the offering of the Notes (as defined below), the Issuer (as defined below) commenced its previously announced offer to purchase for cash of any and all of its outstanding 7.75% Senior Notes due 2026 (the “2026 Notes” and such offer to purchase, the “Tender Offer”). At the time of expiration of the Tender Offer, $298,703,000 aggregate principal amount of the 2026 Notes (approximately 99.57%) was validly tendered, which did not include $878,000 aggregate principal amount of the 2026 Notes that remained subject to guaranteed delivery procedures at such time. At the time of the guaranteed delivery date on August 6, 2024, $850,000 aggregate principal amount of the 2026 Notes (approximately 0.3%) was validly tendered pursuant to the guaranteed delivery procedures. The Issuer accepted for payment all such 2026 Notes validly tendered and not validly withdrawn in the Tender Offer and through the guaranteed delivery procedures, as applicable, and made payment for such 2026 Notes on August 8, 2024. All 2026 Notes that remained outstanding following the Tender Offer will be redeemed on February 15, 2025, pursuant to the notice of full redemption issued on August 8, 2024 (the “Redemption”).

Also on August 8, 2024, in connection with the issuance of the Notes, the Issuer deposited with the Trustee (as defined below) $481,642.50 in trust and irrevocably instructed the Trustee to apply the money deposited with the Trustee to the Redemption following the Tender Offer, including those 2026 Notes validly tendered pursuant to the guaranteed delivery procedures under the Tender Offer, on the date of the Redemption. Upon deposit of such redemption amount, the indenture governing the 2026 Notes (the “2026 Notes Indenture”) was satisfied and discharged in accordance with its terms. As a result of the satisfaction and discharge of the 2026 Notes Indenture, the Issuer has been released from its obligations under the 2026 Notes Indenture except with respect to those provisions of the 2026 Notes Indenture that, by their terms, survive the satisfaction and discharge of the 2026 Notes Indenture.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 5, 2024, Permian Resources Operating, LLC (the “Issuer”), a Delaware limited liability company and subsidiary of Permian Resources Corporation (NYSE: PR) (the “Company”), issued $1.0 billion aggregate principal amount of its 6.25% senior notes due 2033 (the “Notes”). The Notes were issued pursuant to the indenture, dated as of August 5, 2024 (the “Indenture”), by and among the Issuer, the guarantors named therein (the “Guarantors”) and Computershare Trust Company, N.A., as trustee (the “Trustee”). Additional information regarding the Notes and the Indenture, pursuant to which such Notes were issued, is set forth below.

Indenture and Senior Notes

The Notes are senior unsecured obligations of the Issuer. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by all of the Issuer’s current subsidiaries, other than certain immaterial, inactive subsidiaries, and by certain future subsidiaries. The Notes are also guaranteed on a senior unsecured basis by the Company, the Issuer’s sole managing member and controlling equity holder.

Maturity and Interest

The Notes will mature on February 1, 2033. The Notes bear interest at an annual rate of 6.25%. Interest on the Notes is payable on February 1 and August 1 of each year, and the first interest payment is due on February 1, 2025.

Optional Redemption

At any time prior to August 1, 2027, the Issuer may, on any one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 106.25% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if at least 60% of the aggregate principal amount of the Notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.

At any time prior to August 1, 2027, the Issuer may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.

On or after August 1, 2027, the Issuer may, on any one or more occasions, redeem all or a part of the Notes at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Percentage
2027	103.125%
2028	101.563%
2029 and thereafter	100.000%

Change of Control

If the Issuer experiences certain kinds of changes of control (and, in some cases, followed by a ratings decline), holders of the Notes may have the right to require the Issuer to repurchase their Notes at 101% of the principal amount of such Notes, plus accrued and unpaid interest to, but excluding, the date of repurchase.

Certain Covenants

The Indenture contains covenants that, among other things, limit the Issuer’s ability and the ability of the Issuer’s restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire its capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from its restricted subsidiaries to it; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.

Events of Default

If an Event of Default (as defined in the Indenture) occurs and is continuing under the Indenture, the Trustee or holders of at least 25% in aggregate principal amount of the then total outstanding Notes may (with notice to the Company and the Trustee) declare the principal of, and accrued and unpaid interest, if any, on all outstanding Notes to be due and payable immediately; provided that the Notes will be due and payable immediately without further action or notice if such an Event of Default arises from certain events of bankruptcy or insolvency with respect to the Issuer, any restricted subsidiary of the Issuer that is a significant subsidiary or any group of restricted subsidiaries of the Issuer that, taken together, would constitute a significant subsidiary.

The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Indenture, dated as of August 5, 2024, among Permian Resources Operating, LLC, the guarantors named therein and Computershare Trust Company, N.A., as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMIAN RESOURCES CORPORATION

By:	/s/ Guy M. Oliphint
Guy M. Oliphint Executive Vice President and Chief Financial Officer

Date:	August 8, 2024

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